UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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MSG NETWORKS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement Supplement, dated November 24, 2020 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by MSG Networks Inc. (the “Company”) with the Securities and Exchange Commission on October 21, 2020 in connection with the Company’s Annual Meeting of Stockholders to be held on December 4, 2020 (the “Annual Meeting”). Other than as set forth in this Supplement, no changes have been made to the Proxy Statement. This Supplement should be read together with the Proxy Statement.

The following information supplements the information in Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm, which begins on page 33 of the Proxy Statement:

Following a periodic review conducted by the Audit Committee, on November 18, 2020, the Audit Committee determined that a change in the Company’s registered public accounting firm is in the best interests of the Company and its stockholders. The Audit Committee selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2021, effective as of November 18, 2020. KPMG LLP (“KPMG”), the Company’s current independent registered public accounting firm, was dismissed by the Audit Committee on November 18, 2020.

As a result of the change in the Company’s independent registered public accounting firm, Proposal 2 is for stockholders to ratify the appointment of Deloitte as its independent registered public accounting firm for the fiscal year ending June 30, 2021. As disclosed in the Proxy Statement, the persons named on the Company’s proxy card will be authorized to vote your shares on Proposal 2 as you (or your broker) have instructed notwithstanding the change in the Company’s accounting firm.

Representatives of Deloitte will participate in the Annual Meeting to answer appropriate questions.

Additional Information Regarding the Change in the Company’s Independent Registered Public Accounting Firm

KPMG’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. KPMG’s report on the Company’s consolidated financial statements as of and for the year ended June 30, 2020, contained an unqualified opinion that the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 2020, in conformity with U.S. generally accepted accounting principles. KPMG’s report on the Company’s consolidated financial statements as of and for the year ended June 30, 2019, contained an unqualified opinion that the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 2019, in conformity with U.S. generally accepted accounting principles.

During the fiscal years ended June 30, 2020 and 2019, and the subsequent interim periods through November 18, 2020, including the Company’s fiscal first quarter ended September 30, 2020, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Regulation S-K”) and the related instructions between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to such disagreements in their reports on the Company’s consolidated financial statements for such periods; or (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

KPMG furnished the Company with a letter addressed to the SEC stating whether or not KPMG agrees with the above statements and stating the respects, if any, in which KPMG does not agree with such statements. A copy of KPMG’s letter, dated November 24, 2020, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 24, 2020.

During the fiscal years ended June 30, 2020 and 2019 and the subsequent interim periods through November 18, 2020, neither the Company nor anyone on its behalf has consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.